EXHIBIT 10(c)

Contract No. 113416

NATURAL GAS PIPELINE COMPANY OF AMERICA (Natural)
STORAGE RATE SCHEDULE DSS
AMENDMENT NO. 3 DATED October 22,2003
TO AGREEMENT DATED January 15,1998 (Agreement)

1.	[X] Exhibit A dated October 22, 2003. Changes Primary Delivery Point(s) and Point MDQ's.
This Exhibit A replaces any previously dated Exhibit A.

2.	(a) [ ] Revise Agreement MDQ: [ ] Increase [ ] Decrease In Section 2. of Agreement substitute Dth for Dth.

(b) [ ] Revise Agreement MSV: [ ] Increase [ ] Decrease In Section 2. of Agreement substitute ________ Dth for ________ Dth.

3.	[ ] The term of this Agreement is extended through ________________________.

4.	[ ] Other: _________________________________.

This Amendment No.3 becomes effective November 1, 2003.

Except as hereinabove amended, the Agreement shall remain in full force and effect as written.

AGREED TO BY:
NATURAL GAS PIPELINE COMPANY OF AMERICA		THE PEOPLES GAS LIGHT AND COKE COMPANY
"Natural"		"Shipper"

By:	/s/ David J. Devine	By:	/s/ William E. Morrow
Name:	David J. Devine	Name:	William E. Morrow
Title:	Vice President, Financial Planning	Title:	Executive Vice President

EXHIBIT A
DATED: October 22, 2003
EFFECTIVE DATE: November 1, 2003

COMPANY: THE PEOPLES GAS LIGHT AND COKE COMPANY
CONTRACT: 113416

DELIVERY POINT/S
Name / Location	County/Parish Area	State	PIN No.	Zone	MDQ (Dth)

PRIMARY DELIVERY POINT/S

11/1/2003 - 4/30/2004 1. NO SHORE/NGPL GRAYSLAKE LAKE INTERCONNECT WITH NORTH SHORE GAS COMPANY LOCATED IN SEC. 12-T44N-R10E, LAKE COUNTY, ILLINOIS.	LAKE	IL	900001	09	53,637

2. PGLC/NGPL CRAWFORD COOK INTERCONNECT WITH THE PEOPLES GAS LIGHT AND COKE COMPANY AT TRANSPORTER'S CRAWFORD METER STATION IN SEC. 34-T39N-R13E, COOK COUNTY, ILLINOIS.	COOK	IL	904360	09	144,000

3. PGLC/NGPL OAKTON STREET COOK INTERCONNECT WITH THE PEOPLES GAS LIGHT AND COKE COMPANY ON TRANSPORTER'S HOWARD STREET LINE IN SEC. 26-T41N-R13E, COOK COUNTY, ILLINOIS.	COOK	IL	904174	09	50,363

RATES

Except as otherwise provided below or in any written agreement(s) between the parties in effect during the term hereof, Shipper shall pay Natural the applicable maximum rate(s) and all other lawful charges as specified in Natural's applicable rate schedule. Shipper and Natural may agree that Shipper shall pay a rate other than the applicable maximum rate so long as such rate is between the applicable maximum and minimum rates specified for such service in the Tariff. Natural and Shipper may agree that a specific discounted rate will apply only to certain volumes under the agreement. The parties may agree that a specified discounted rate will apply only to specified volumes (MDQ, WQ, IQ or commodity volumes) under the agreement; that a specified discounted rate will apply only if specified volumes are achieved or only if the volumes do not exceed a specified level; that a specified discounted rate will apply only during specified periods of the year or for a specifically defined period; that a specified discounted rate will apply only to specified points, zones, mainline segments, supply areas, transportation paths, markets or other defined geographical area(s); that a specified discounted rate(s) will apply in a specified relationship to the volumes actually tendered (i.e., that the reservation charge will be adjusted in a specified relationship to volumes actually tendered); and/or that the discount will apply only to reserves dedicated by Shipper to Natural's system. Notwithstanding the foregoing, no discount agreement may provide that an agreed discount as to a certain volume level will be invalidated if the Shipper transports an incremental volume above that agreed level. In addition, the discount agreement may include a provision that if one rate component which was at or below the applicable maximum rate at the time the discount agreement was executed subsequently exceeds the applicable maximum rate due to a change in Natural's maximum rates so that such rate component must be adjusted downward to equal the new applicable maximum rate, then other rate components may be adjusted upward to achieve the agreed overall rate, so long as none of the resulting rate components exceed the maximum rate applicable to that rate component. Such changes to rate components shall be applied prospectively, commencing with the date a Commission order accepts revised tariff sheets. However, nothing contained herein shall be construed to alter a refund obligation under applicable law for any period during which rates which had been charged under a discount agreement exceeded rates which ultimately are found to be just and reasonable. If the parties agree upon a rate other than the applicable maximum rate, such written Agreement shall specify that the parties mutually agree either: (1) that the agreed rate is a discount rate; or (2) that the agreed rate is a Negotiated Rate (or Negotiated Rate Formula). In the event that the parties agree upon a Negotiated Rate or Negotiated Rate Formula, this Agreement shall be subject to Section 49 of the General Terms and Conditions of Natural's Tariff.

DELIVERY PRESSURE, ASSUMED ATMOSPHERIC PRESSURE

Natural gas to be delivered by Natural to Shipper, or for Shipper's account, at the Delivery Point/s shall be at the pressure available in Natural's pipeline facilities from time to time. The measuring party shall use or cause to be used an assumed atmospheric pressure corresponding to the elevation at such Delivery Point/s.